UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 21,  2012

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events

On August 21, 2012 Magellan Health Services, Inc. (“Magellan”)  announced that its subsidiary, Magellan Behavioral Health Inc., has entered into a contract with the U.S. Department of the Interior on behalf of the U.S. Department of Defense (“DoD”) to serve as one of the vendors to administer the Military & Family Life Counseling program, which provides counseling for adults and children in the military community. The contract began on August 15, 2012, and includes a one-year base contract, with the DoD option to renew for four additional one-year terms. Magellan anticipates annual revenues of approximately $70 million once the contract is fully implemented.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated August 21, 2012.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)         Financial Statements of business acquired: Not applicable.

(b)         Pro forma financial information: Not applicable.

(d)                                 Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated August 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: August 21, 2012	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer